UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): August 7, 2013

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 7, 2013, Cardium Therapeutics, Inc. (“Cardium”) issued a press release announcing that the Company has entered into a distribution agreement with Kasiak Holdings AG for the marketing and sale of Excellagen advanced wound care product in Germany and Switzerland. On August 12, 2013, Cardium reported on a research collaboration with researchers at Boston Children’s Hospital, to assess the medical utility of Excellagen as a delivery scaffold to seed autologous mesenchymal fetal stem cells for ex-vivo engineering of tissue grafts for transplantation into infants to repair prenatally diagnosed birth defects. In addition, on August 14, 2013, Cardium presented its financial results for the second quarter ended June 30, 2013, and reported on recent highlights and other business developments. Copies of the press releases are attached hereto as Exhibit 99.1, Exhibit 99.2 and 99.3 respectively, and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on August 7, 2013
99.2	Press Release of Cardium issued on August 12, 2013
99.3	Press Release of Cardium issued on August 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: August 15, 2013	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer